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                                                                    EXHIBIT 21.1

                    Subsidiaries of Verso Technologies, Inc.

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
Name                                                State of Formation
----                                                ------------------
Eltrax International, Inc.                             Pennsylvania
MessageClick, Inc.                                     Delaware
NACT Telecommunications, Inc.                          Delaware
Telemate.Net Software, Inc.                            Georgia
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